Exhibit 4.2

PLEDGE SUPPLEMENT

This PLEDGE SUPPLEMENT, dated as of September 9, 2005, is delivered by CE HUNTSVILLE HOLDINGS CORP., a Delaware corporation (“Grantor”), pursuant to the Pledge and Security Agreement, dated as of June 30, 2004 (as it may be from time to time amended, restated, supplemented or otherwise modified, the “Security Agreement”), between ACCELLENT CORP. (formerly known as MEDICAL DEVICE MANUFACTURING, INC.), the other Grantors named therein, and CREDIT SUISSE, CAYMAN ISLANDS BRANCH (formerly known as CREDIT SUISSE FIRST BOSTON, acting through its Cayman Islands Branch), as Collateral Agent. Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Security Agreement.

Grantor hereby confirms the grant to Collateral Agent set forth in the Security Agreement of, and does hereby grant to Collateral Agent, a security interest in all of Grantor’s right, title and interest in and to all Collateral to secure the Secured Obligations, in each case whether now or hereafter existing or in which Grantor now has or hereafter acquires an interest and wherever the same may be located. Grantor represents and warrants that the attached Supplements to Schedules accurately and completely set forth all additional information required pursuant to the Security Agreement and hereby agrees that such Supplements to Schedules shall constitute part of the Schedules to the Security Agreement.

IN WITNESS WHEREOF, Grantor has caused this Pledge Supplement to be duly executed and delivered by its duly authorized officer as of the date first written above.

CE HUNTSVILLE HOLDINGS CORP.

By:	/s/ Stewart A. Fisher
Name:	Stewart A. Fisher
Title:	Chief Financial Officer, Vice President, Treasurer & Secretary

SUPPLEMENT TO SCHEDULE 1
TO PLEDGE AND SECURITY AGREEMENT

Additional Information:

(A)                              Full Legal Name, Type of Organization, Jurisdiction of Organization, Chief Executive Office/Sole Place of Business and Organizational Identification Number of each Grantor:

Full Legal Name	Type of Organization	Jurisdiction of Organization	Chief Executive Office/Sole Place of Business	Organization I.D.#
CE HUNTSVILLE HOLDINGS CORP.	CORPORATION	DELAWARE	PENNSYLVANIA	050712843

(B)                                Other Names (including any Trade-Name or Fictitious Business Name) under which each Grantor has conducted business for the Five Years Preceding the Closing Date:

Full Legal Name	Trade Name or Fictitious Business Name
NONE

(C)                                Changes in Name, Jurisdiction of Organization, Chief Executive Office or Sole Place of Business and Corporate Structure within the Five Years Preceding the Closing Date:

Name of Grantor	Date of Change	Description of Change
NONE

(D)                               Financing Statements:

Name of Grantor	Filing Jurisdiction(s)
CE HUNTSVILLE HOLDINGS CORP.	Delaware

SUPPLEMENT TO SCHEDULE 2

TO PLEDGE AND SECURITY AGREEMENT

Additional Information:

Name of Grantor	Location of Equipment and Inventory
CE HUNTSVILLE HOLDINGS CORP.	NOT APPLICABLE

SUPPLEMENT TO SCHEDULE 3

TO PLEDGE AND SECURITY AGREEMENT

Additional Information:

Pledged Stock:

Grantor	Stock Issuer	Class	Certificated	Stock Cert. No.	Par Value	No. of Pledged Stock	% of Outstanding Stock of the Stock Issuer
Accellent Corp.	CE HUNTSVILLE HOLDINGS CORP.	Common	Y	C-1	$.001	100 shares	100%

Pledged Partnership Interests:

NONE

Pledged Partnership Interests Elected to be Treated as Securities:

NONE

Pledged LLC Interests:

NONE

Pledged LLC Interests Elected to be Treated as Securities:

NONE

Pledged Trust Interests:

NONE

Pledged Debt:

NONE

Securities Account:

NONE

Commodities Accounts:

NONE

Deposit Accounts:

NONE

SUPPLEMENT TO SCHEDULE 4

TO PLEDGE AND SECURITY AGREEMENT

Additional Information:

Name of Grantor	Description of Letters of Credit
CE HUNTSVILLE HOLDINGS CORP.	NONE

SUPPLEMENT TO SCHEDULE 5

TO PLEDGE AND SECURITY AGREEMENT

Additional Information:

(A)                              Copyrights: NONE

(B)                                Copyright Licenses: NONE

(C)                                Patents: NONE

(D)                               Patent Licenses: NONE

(E)                                 Trademarks: NONE

(F)                                 Trademark Licenses: NONE

(G)                                Trade Secret Licenses: NONE

(H)                               Intellectual Property Exception: NONE

SUPPLEMENT TO SCHEDULE 6

TO PLEDGE AND SECURITY AGREEMENT

Additional Information:

Name of Grantor	Commercial Tort Claims
CE HUNTSVILLE HOLDINGS CORP.	NONE